Certain identified information has been marked in the exhibit because it is both (i) not material and
(ii) would likely cause competitive harm to the Company, if publicly disclosed.
Double asterisks denote omissions.

Exhibit 4.36

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			CONTRACT ID CODE	PAGE OF PAGES 1 5
2. AMENDMENT/MODIFICATION NO. P0005	3.EFFECTIVE DATE See Block 16C	4.REQUISITION/PURCHASE REQ. NO. OS250781	5.PROJECT NO. (If applicable)
6. ISSUED BY CODE	ASPR-BARDA	7.ADMINISTERED BY (If other than Item 5) CODE		ASPR-BARDA02
ASPR-BARDA O’NEILL HOUSE OFFICE BUILDING Room 21B05 Washington DC 20515		US DEPT OF HEALTH & HUMAN SERVICES ASPR AMCG O’NEILL HOUSE OFFICE BUILDING Room 21B05 Washington DC 20515
8.NAME AND ADDRESS OF CONTRACTOR (No., Street, City, County, State and ZIP Code)

SUMMIT (OXFORD) LIMITED 1510803
Attn: [**]
SUMMIT (OXFORD) LIMITED
136A EASTERN AVENUE
MILTON PARK
ABINGDON OXFORDSHIRE OX14 4SB
		(x)	9A.AMENDMENT OF SOLICITATION NO.

9B.DATED (SEE ITEM 11)
		x	10A.MODIFICATION OF CONTRACT/ORDER NO. HHSO100201700014C
10B.DATED (SEE ITEM 13) 09/05/2017
CODE 1510803	FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
The above solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ¬ is extended. ¬ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendments; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF THE OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment and is received prior to the opening hour and date specified.

12.ACCOUNTING AND APPROPRIATION DATA (If required) Net Increase: $8,789,558.00 2020.1992019.25106
13.THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43 103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 43.103(a)(3) Mutual Agreement of the Parties
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ¬ is not ☒ is required to sign this document and return 2 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings including solicitation/contract subject matter where feasible.)
Tax ID Number: CO-0000487
DUNS Number:733628718
The Purpose of this Modification is to (1) award Option 4 (CLIN 5) at a new funding fin the amount of $8,789,558 (2) add Clause H.36 to Article H of the contract and, (3) change the statement of Work.

FUNDS ALLOTTED PRIOR TO THIS MODIFICATION $53,597,496.00
FUNDS ALLOTTED WITH THIS MODIFICATION: $8,789,558.00
FUNDS ALLOTTED TO DATE: $62,378,054.00
PERIOD OF PERFORMANCE: SEPTEMBER 5, 2017 TO APRIL 30, 2022

Continued…
Except as provided herein, all terms and condition of the document referenced in Item 9A or 10A, as heretofore changes, remains unchanged and in full force and effect.

15A.NAME AND TITLE OF SIGNER (Type or print) MELISSA STRANGE VP, FINANCE		16A.NAME OF CONTRACTING OFFICER (Type or print) JAMES P. BOWERS
15B.NAME OF CONTRACTOR BY /s/ Melissa Strange____________________ (Signature of person authorized to sign)	15C.DATE SIGNED 21 JAN 2020	16B.UNITED STATES OF AMERICA BY /s/ JAMES P. BOWERS (Signature of Contracting Officer)		16C.DATE SIGNED 21 JAN 2020
Previous edition unusable		STANDARD FORM 30 (REV. 11/2016) Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201700014C/P0005				PAGE 2 OF 5
NAME OF OFFEROR OR CONTRACTOR SUMMIT (OXFORD) LIMITED 1510803
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
6	See Continuation Sheet Delivery: 11/25/2019 Delivery Location Code: HHS/OS/ASPR HHS/OS/ASPR 200 C St SW WASHINGTON DC 20201 US Appr. Yr.: 2020 CAN: 1992019 Object Class: 25106 Period of Performance: 09/05/2017 to 04/30/2022 Add Item 6 as follows: ASPR-20-00224--CLIN 5 funds to Summit Therapeutics for the Advanced Development Ridinilazole under contract HHS01002007100014C Obligated Amount: $8,789,558.00				8,789,558.00
NSN 7540-01-152-8067		OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

Contract No. HHSO100201700014C Modification No. 0005	Summit (Oxford) Ltd. Continuation Sheet

Beginning with the effective date of this modification, the Government and the Contractor mutually agree to this Modification 0005 and to the exercise of Option 4 (CLIN 5) as follows:

A. In accordance with the changes that come into effect due to the exercising of Option 4 the following sections are changed:

1.	ARTICLE B.2 ESTIMATED COST,
2. This is a cost share contract. The Governmental provided monies for the base period segment (CLIN 0001) in an amount not to exceed $31,967,000. The Contractor's share of the Base Period is estimated at $[**]. The Government provided funding for the Option 1 segment (CLIN 0002) in an amount not to exceed $9,621,496 while the Contractor's share of Option 1 is [**]. The Government provided monies for the Option 2 period segment (CLIN 0003) in an amount not to exceed $12,000,000 while the Contractor's share of Option 2 is $[**]. The Government will not be responsible for any Contractor incurred costs that exceed these amounts unless a modification to the contract is signed by the Contracting Officer which expressly increases the amount. This Modification 0005 adds Option 4 (CLIN 5) to the contract and funds the addition of $8,789,558 as the Government share. The Contractor's share of CLIN 5 funding is $[**].

5. It is estimated that the amount currently allotted will cover performance of the Base period and awarded options through April 30, 2022.

CLIN	Period of Performance	Supplies/Services	Government Share	Contractor Share	Total Cost	Status
Base/ CLIN 0001	Sept 5, 2017 Through June 30, 2019	[**]	$31,967,000	$[**]	$[**]	Executed
Option 1/ CLIN 0002	[**], 2019 Through [**] 2022	[**]	$9,621,496	$[**]	$[**]	Executed

Contract No. HHSO100201700014C Modification No. 0005	Summit (Oxford) Ltd. Continuation Sheet

CLIN	Period of Performance	Supplies/Services	Government Share	Contractor Share	Total Cost	Status
Option 2/ CLIN 0003	[**], 2018 Through [**] 2022	[**]	$12,000,000	$[**]	$[**]	Executed
Option 4/ CLIN 0005	[**], 2019 Through [**]	[**]	$8,789,558	$[**]	$[**]	Executed with this Modification

1.    ARTICLE B.3. OPTION PRICES

a.
Unless the Government exercises its option pursuant to FAR Clause 52.217-9 (Option to Extend the Term of the Contract), contained in ARTICLE 1.2, the contract consists only of the base period (CLIN 0001), Option 1 (CLIN 0002), Option 2 (CLIN 0003) and Option 4 (CLN 0005) specified in the Statement of Work as defined in SECTIONS C and F, for the price set forth in ARTICLE B.2 of the contract.

b.
Pursuant to FAR Clause 52.217-9 (Option to Extend the Term of the Contract), the Government may, by unilateral contract modification, require the contractor to perform the remaining Option Work Segments specified in the Statement of Work as defined in SECTIONS C and F of this contract. If the Government decides to exercise an option(s), the Government will provide the Contractor a preliminary written notice of its intent to exercise the option at least [**] days before the contract expires. If Option 3 CLIN 0004 is exercised, the estimated cost of the contract will be increased as set forth in the table below:

Contract No. HHSO100201700014C Modification No. 0004	Summit (Oxford) Ltd. Continuation Sheet

CLIN	PERIOD OF PERFORMANCE	SUPPLIES/SERVICES	GOVERNMENT SHARE	CONTRACTOR SHARE	TOTAL	STATUS
Option 3/CLIN 0004	[**] through [**]	[**]	$10,154,677	$[**]	$[**]	Not Executed
	TOTAL		$72,532,731	$[**]	$[**]

B. Under SECTION B (SUPPLIES OR SERVICES and PRICES/COSTS), ARTICLE B.4 (Provisions Applicable to Direct Costs), paragraph b (Travel Costs), is deleted and replaces as follows:

b.    Travel Costs

1.	The Government is not responsible for the travel portion of the Base Period segment (CLIN 0001), the Option 1 period (CLIN 0002) the Option 2 period (CLIN 003) or the Option 4 period (CLIN 0005).

C.    Under SECTION F, ARTICLE F.2, DELIVERABLES the first paragraph is deleted and replaced as follows:
Successful performance of the final contract shall be deemed to occur upon completion of performance of the work set for in the Statement of Work dated September 18, 2019 set forth in SECTION J - List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the Contracting Officer, of each of the deliverables described in SECTION C, SECTION F, and SECTION J.
D.    Under SECTION H, CLINICAL AND NON-CLINICAL TERMS OF AWARD add the following:
ARTICLE H.36 DISCLOSURE OF FINANCIAL PERFORMANCE AND TRANSFER OF TECHNOLOGY
This clause shall remain in effect during the term of the Contract.
a. Contractor Financial Performance
The Contractor must notify the Contracting Officer and the Contracting Officer's Representative of any financial issues leading to potential liquidation of any technology funded under this Contract as soon as feasible after notifying the SEC.
b. Post-award Transfer of Ownership of Technology
The Contractor shall provide notice to the Contracting Officer and the Contracting Officer's Representative upon drafting of any new term sheet, between the Contractor and an external party, that outlines the transfer of ownership, or operational, corporate, or economic control of technology or establishment of a licensing agreement of any technology funded under this Contract from the Contractor to another institution. This clause excludes subcontracts.
E.    Under SECTION J - LIST OF ATTACHMENTS, delete ATTACHMENT 1, Statement of Work dated February 4, 2019 (5 pages) and replace with Statement of Work dated September 18, 2019 (5 pages).
END OF MODIFICATION 0005 TO HHSO100201700014C